Exhibit 23.1 Amelor Accountants Consent of Accounting Firm Dear Sirs, We have issued our report dated June 23, 2026, with respect to the consolidated financial statements of Distributed Technologies Research Global Ltd. included in the Current Report on Form 8-K/A of Bakkt, Inc. dated July 16, 2026, which is incorporated by reference into the Registration Statements of Bakkt, Inc. on Forms S-3 (File No. 333-295817, 333-288361, 333- 271438, 333-271362 and 333-261034) and on Forms S-8 (File No. 333-261768, 333-280724, 333-275869, 333-291416, 333-288392 and 333-286645). We consent to the incorporation by reference of our report in such Registration Statements and to the use of our name as it appears under the caption “Experts.” /s/ Rosanna Minoshis Signature of Certified Accountant Certifier Name: Rosanna Minoshis Amelor Accountants Ltd (EEA Registered) Occupation/Title: Director – Certified Accountant Address: 16 Sofouli Street, Chanteclair Building, 3rd floor, Office 303, Nicosia 1096, Cyprus Practicing Certificate: E941/A/2017 Professional Body: The Institute of Certified Public Accountants of Cyprus Date: 16/07/2026